SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 15, 2002


                                MONSANTO COMPANY
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


       Delaware                   001-16167                      43-1878297
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(State of Incorporation)       (Commission                     (IRS Employer
                                File Number)                 Identification No.)


    800 North Lindbergh Boulevard
         St. Louis, Missouri                              63167
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(Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code:  (314) 694-1000



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Item 5.    Other Events.

     In connection with its initial public offering in October of 2000 (the "IPO"), Monsanto Company ("Monsanto") issued a one-time founders' grant of non-qualified stock options to all employees (including executive officers) under the Monsanto 2000 Management Incentive Plan (the "2000 Plan") and the Monsanto Company Broad-Based Stock Option Plan (the "Broad-Based Plan"). Also in connection with the IPO, Monsanto issued a one-time founders' grant of non-qualified stock options to its non-employee directors. (Grants and other awards to non-employee directors are made pursuant to Monsanto's Non-Employee Director Equity Compensation Plan and are considered granted or made under the 2000 Plan.) Approximately 22.2 million non-qualified stock options were granted as founders' grants in connection with the IPO, each of which has an exercise price of $20 per share and each of which vests in 50% increments on March 15, 2002 and March 15, 2003. As of March 1, 2002, 20.8 million non-qualified stock options granted as founders' grants were outstanding.

     Additional grants of non-qualified stock options are made under the 2000 Plan on a monthly basis, and under the Broad-Based Plan on a quarterly basis, to new hires eligible for option grants and existing employees in connection with promotions. Additional grants of non-qualified stock options are also made to non-employee directors upon election. All additional grants have an exercise price equal to the average of the high and low trading prices per share of Monsanto's common stock on the trading day immediately preceding the grant date.

     Any additional grants made to employees or newly elected non-employee directors after the IPO but prior to March 15, 2001, are deemed to be founders' grants that vest on the same schedule as founders' grants made at the time of the IPO. Grants to employees made after March 15, 2001 generally vest 50% on the one-year anniversary of the grant date and 50% on March 15, 2003; provided, however, that no additional grants may vest earlier than the one-year anniversary of the grant date. Grants to non-employee directors made after March 15, 2001, generally vest on the three-year anniversary of the grant date.

     Both the 2000 Plan and the Broad-Based Plan provide that the term of any option granted may not exceed ten years.

     As of March 1, 2002, an aggregate of 22.7 million options were outstanding under the 2000 Plan and the Broad-Based Plan. Such aggregate outstanding amount includes 10.8 million options issued as founders' grants (either in connection with the IPO or as additional grants prior to March 15, 2001) with a weighted average exercise price of $20.38 per share which are scheduled to vest and become exercisable on March 15, 2002.

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


                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 12, 2002

                                    MONSANTO COMPANY


                                    By:   /s/ Michael L. DeCamp
                                       -----------------------------------------
                                    Name:     Michael L. DeCamp
                                    Title:    Assistant General Counsel and
                                              Assistant Secretary


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